SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING March 31, 2000
                                            ------------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1999-A


1. The aggregate amount of the Investor Percentage of
   Collections of Principal Receivables                    $       74,944,975.92

2. The aggregate amount of the Investor Percentage of
   Collections of Finance Charge Receivables excluding
   Interchange)                                            $        8,387,974.36

3.     The aggregate amount of the Investor Percentage
       of Interchange                                      $        1,111,291.88

4.     The aggregate amount of Servicer Interchange        $          520,833.33

 5.     The aggregate amount of funds on deposit in
        Finance Charge Account allocable to the Series
        1999-A Certificates                                $        8,978,432.91

 6.     The aggregate amount of funds on deposit in the
        Principal Account allocable to the Series 1999-A
        Certificates                                       $       74,944,975.92

7.     The aggregate amount of funds on deposit in the
       Principal Funding Account allocable to the Series
       1999-A Certificates                                 $                0.00

8.     The aggregate amount to be withdrawn from the
       Finance Charge Account pursuant to Section 4.11
       and distributed to the Collateral Interest Holder
       in accordance with subsection 5.01 (c)              $                0.00

9.     The Collateral Interest on the Transfer Date of
       the current calendar month, after giving effect
       to the deposits and withdrawals specified above,
       is equal to                                         $       40,000,000.00

10. The amount of Monthly Interest, Deficiency Amounts and Additional Interest payable to the

(i)    Class A Certificateholders                          $        2,443,670.05

(ii)   Class B Certificateholders                          $          160,419.53

(iii)  Collateral Interest Holder                          $          246,537.50

11.    The amount of principal payable to the

(i)    Class A Certificateholders                          $                0.00

(ii)   Class B Certificateholders                          $                0.00

(iii)  Collateral  Interest  Holder                        $                0.00

12.    The sum of all amounts payable to the

(i)    Class  A  Certificateholders                        $        2,443,670.05

(ii)   Class  B  Certificateholders                        $          160,419.53

(iii)  Collateral  Interest  Holder                        $          246,537.50

13.    To the knowledge of the undersigned, no Series
       1999-A Pay Out Event or Trust Pay Out Event has
       occurred except as described below:                                  None








IN WITNESS WHEREOF, the undersigned has duly executed and delivered this

Certificate this 12th day of APRIL, 2000.





                        BANK OF AMERICA, NATIONAL

                            ASSOCIATION (USA),

            (formerly known as Bank of America National Association)



                         Transferor and Servicer







By:  /s/ David M. Belk
--------------------------
Name:    David M. Belk
Title:   Senior Vice President